       As filed with the Securities and Exchange Commission on May 2, 2003

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             AMERIGAS PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 23-2787918
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

         460 NORTH GULPH ROAD
          KING OF PRUSSIA, PA                              19406
(Address of principal executive offices)                 (Zip Code)

 AMERIGAS PROPANE, INC. 2000 LONG-TERM INCENTIVE PLAN ON BEHALF OF AMERIGAS
                                 PARTNERS, L.P.

 AMERIGAS PROPANE, INC. DISCRETIONARY LONG-TERM INCENTIVE PLAN FOR NON-EXECUTIVE
                                 KEY EMPLOYEES
                           (Full titles of the plans)

                               BRENDAN P. BOVAIRD
                       VICE PRESIDENT AND GENERAL COUNSEL
                             AMERIGAS PROPANE, INC.
                              460 NORTH GULPH ROAD
                            KING OF PRUSSIA, PA 19406
                                 (610) 337-1000
 (Name, address and telephone number, including area code, of agent for service)

                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
    Title of                                                          Proposed maximum
securities to be    Amount to be           Proposed maximum          aggregate offering       Amount of
   registered      registered (1)     offering price per unit (2)          price           registration fee
-----------------------------------------------------------------------------------------------------------
Common Units          700,000                   $25.33                 $17,727,500.00         $1,436.00
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of Common Units being registered shall be adjusted to include any additional Common Units that may become issuable as a result of any Unit distribution, split, combination or similar transaction in accordance with the anti-dilution provisions of the plans.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Units as reported on the New York Stock Exchange for April 28, 2003.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

         Omitted pursuant to Rule 428 and Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to Rule 428 and Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by AmeriGas Partners, L.P. with the Securities and Exchange Commission (the "Commission") are incorporated by reference and are deemed to be a part of this registration statement:

         - Our annual report on Form 10-K for the year ended September 30, 2002;

         - Our quarterly report on Form 10-Q, as amended on April 11, 2003, for the quarter ended December 31, 2002;

         - Our current reports on Form 8-K filed on November 1, 2002, November 22, 2002, January 22, 2003 and April 16, 2003;

         - The description of the Common Units contained in our registration statement on Form 8-A, filed on March 28, 1995, together with all amendments and reports filed with the Commission for the purpose of updating that description; and
         - All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than reports on Form 8-K furnished to the Commission pursuant to items
              9 or 12 of Form 8-K, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all of the Common Units offered hereby have been sold or which deregisters all Common Units then remaining unsold.

         If information in any document incorporated by reference conflicts with information in this prospectus, you should rely on the most recent information. If information in any document incorporated by reference conflicts with information in another document incorporated by reference, you should rely on the most recent document incorporated by reference.

         Our annual report on Form 10-K for the fiscal year ended September 30, 2002 contains our consolidated financial statements for fiscal year 2001 and 2000, which were audited by

Arthur Andersen LLP ("Andersen"), and Andersen's report dated November 16, 2001 ("Andersen's Report") with respect to those consolidated financial statements. After making reasonable efforts, we have been unable to obtain Andersen's consent to incorporate into this registration statement Andersen's Report. Under these circumstances, Rule 437(a) under the Securities Act permits us to file this registration statement without such consent. The absence of such consent means that investors will not be able to assert any claims they may have against Andersen under Section 11 of the Securities Act relating to the consolidated financial statements covered by Andersen's Report and incorporated by reference into this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Units covered by this registration statement will be passed upon for us by Brendan P. Bovaird, Vice President and General Counsel of AmeriGas Propane, Inc., our general partner. As of May 1, 2003, Mr. Bovaird held 1,600 Common Units.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our partnership agreement provides that we will indemnify and hold harmless our general partner, any departing partner, any person who is or was an affiliate of the general partner or any departing partner, any person who is or was an officer, director, employee, partner, agent or trustee of the general partner, any departing partner or any such affiliate, and any person who is or was serving at the request of the general partner, any departing partner or any such affiliate as an officer, director, employee, partner, agent, fiduciary or trustee of another person, to the fullest extent permitted by law but subject to the limitations expressly provided for in the partnership agreement, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any of the above persons may be involved, or is threatened to be involved, as a party or otherwise, by reason of his, her or its status as any of the foregoing; provided, however, that in each case such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of AmeriGas Partners, L.P. and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. Any indemnification under these provisions will be made only out of our available assets, and our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, such indemnification. The indemnification so provided shall be in addition to any other rights to which any of the aforementioned persons may be entitled under any agreement, pursuant to a vote of the holders of outstanding units, as a matter of law or otherwise, and shall continue for such persons who have ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such persons.

         To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by any of the aforementioned persons who is so indemnified in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by us prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by us of any undertaking by or on behalf of such person to repay such amount if it shall be determined that such person is not entitled to be indemnified.

         We are authorized to purchase (or to reimburse our general partner or its affiliates for the cost of) insurance against any liability that may be asserted against or expense that may be incurred by such persons in connection with our activities, regardless of whether we would have the power to indemnify such persons against such liability under the provisions of the partnership agreement described above.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following is a list of all exhibits filed as a part of this registration statement.

         EXHIBIT           DESCRIPTION

         4.1 Second Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of September 30, 2000, incorporated by reference from
                           Exhibit 1 of our current report on Form 8-K dated September 30, 2000.

         5.1 Opinion of Brendan P. Bovaird, Vice President and General Counsel of AmeriGas Propane, Inc.

         23.1 Consent of Brendan P. Bovaird, Vice President and General Counsel of AmeriGas Propane, Inc. (included in his opinion filed as Exhibit 5.1 to this registration statement).

         23.2              Consent of PricewaterhouseCoopers LLP

         24.1 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.           UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act; each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, AmeriGas Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on April 28, 2003.

                                      AMERIGAS PARTNERS, L.P., a Delaware
                                      limited partnership

                                      By: AMERIGAS PROPANE, INC., a Pennsylvania
                                      corporation, its general partner

                                                  By: Martha B. Lindsay
                                                      --------------------------
                                                      Martha B. Lindsay, its
                                                      Vice President-Finance and
                                                      Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Eugene V. N. Bissell, Robert H. Knauss, and Martha B. Lindsay as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                                      Capacity in which signed                        Date
      ---------                                      ------------------------                        ----
Lon R.Greenberg

-----------------------------                    Chairman of the Board and Director             April 28, 2003
Lon R. Greenberg

Eugene V.N.Bissell
                                                 President and Chief Executive Officer
-----------------------------                    (Principal Executive Officer)                  April 28, 2003
Eugene V. N. Bissell                             and Director

Martha B. Lindsay
                                                 Vice President-Finance and Chief
-----------------------------                    Financial Officer (Principal Financial         April 28, 2003
Martha B. Lindsay                                Officer)

Richard R. Eynon

-----------------------------                    Controller and Chief Accounting Officer        April 28, 2003
Richard R. Eynon                                 (Principal Accounting Officer)

Thomas F. Donovan

-----------------------------                    Director                                       April 28, 2003
Thomas F. Donovan

Richard C. Gozon

-----------------------------                    Director                                       April 28, 2003
Richard C. Gozon

William J. Marrazzo

-----------------------------                    Director                                       April 28, 2003
William J. Marrazzo

James W. Stratton

-----------------------------                    Director                                       April 28, 2003
James W. Stratton

Stephen a. Van Dyck

-----------------------------                    Director                                       April 28, 2003
Stephen A. Van Dyck

Roger B. Vincent

-----------------------------                    Director                                       April 28, 2003
Roger B. Vincent

                             EXHIBIT INDEX

EXHIBIT           DESCRIPTION

4.1 Second Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of September 30, 2000, incorporated by reference from Exhibit 1 of our current report on Form 8-K dated September 30, 2000.

5.1 Opinion of Brendan P. Bovaird, Vice President and General Counsel of AmeriGas Propane, Inc.

23.1 Consent of Brendan P. Bovaird, Vice President and General Counsel of AmeriGas Propane, Inc. (included in his opinion filed as Exhibit 5.1 to this registration statement).

23.2              Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature page of this registration statement).